As filed with the Securities and Exchange Commission on September 25 , 2018

Registration Statement No. 333-224379

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CEMTREX, INC.

(Exact name of registrant as specified in its charter)

Delaware	30-0399914
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

19 Engineers Lane

Farmingdale, New York 11735

(631) 756-9116

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Aron Govil

Executive Director

Cemtrex, Inc.

19 Engineers Lane

Farmingdale, New York 11735

(631) 756-9116

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Spencer G. Feldman, Esq.

Olshan Frome Wolosky LLP

1325 Avenue of the Americas, 15th Floor

New York, New York 10019

Telephone: (212) 451-2300

Facsimile: (212) 451-2222

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X] Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholder named in this prospectus is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated September 25 , 2018

PROSPECTUS

Cemtrex, Inc.

1,012,625 Shares of Common Stock

This prospectus relates to the offer and sale by NIL Funding Corporation, the selling stockholder named in this prospectus, and any pledgee, donee, transferee or other successor in interest, of up to 1,012,625 shares of common stock of Cemtrex, Inc. We are filing the registration statement (of which this prospectus is a part) at this time to fulfill a contractual obligation to do so, which we undertook at the time of the original issuance of the shares described in this prospectus. We will not receive any of the proceeds from the sale of the common stock by the selling stockholder.

We have agreed to pay all legal, accounting, registration and related fees and expenses in connection with the registration of these shares and to indemnify the selling stockholder against all losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, in connection with any misrepresentation made by us in this prospectus. The selling stockholder will pay all underwriting discounts and selling commissions, if any, in connection with the sale of its shares.

The selling stockholder named in this prospectus, and any pledgee, donee, transferee or other successor-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Our common stock is traded on the Nasdaq Capital Market under the symbol “CETX.” On September 24 , 2018, the closing sale price of the common stock on Nasdaq was $1. 48 per share. We urge you to obtain current market quotations for our common stock.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2018

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.”

Unless the context otherwise requires, references in this prospectus to “Cemtrex,” “we,” “us” and “our” refer to Cemtrex, Inc. and its subsidiaries.

Cemtrex, Inc.

We are a rapidly growing diversified technology company operating in a wide array of business segments providing solutions to meet today’s industrial and manufacturing challenges. We provide manufacturing services of advanced electronics system assemblies, broad-based industrial services, instruments and emission monitors for industrial processes, and industrial air filtration and environmental control systems. Our operations are currently divided into two market groups – the Electronics Manufacturing Services (EMS) group and the Industrial Products and Services (IPS) group.

Our EMS group provides end-to-end electronic manufacturing services that include product design and sustaining engineering services, printed circuit board assembly and production, cabling and wire harnessing, systems integration, comprehensive testing services, and completely assembled electronic products. Our EMS group offers fully integrated contract manufacturing services to global original equipment manufacturers (OEMs) and technology companies that operate primarily in the medical, industrial, automation, automotive and renewable energy markets.

Our IPS group provides a complete line of air filtration and environmental control products to a wide variety of industrial and manufacturing industries worldwide. The group manufactures, sells and services monitoring instruments, software and systems for measurement of emissions of greenhouse gases, hazardous gases, and particulate and other regulated pollutants used in emissions trading globally, as well as for industrial processes. We also market monitoring and analysis equipment for gas and liquid measurement for various downstream oil and gas applications and industrial process applications. In addition, we offer one-source expertise and capabilities in plant and equipment erection, relocation and disassembly in numerous industrial markets such as automotive, printing and graphics, industrial automation, packaging and chemicals.

We have rapidly grown to become one of the leading worldwide diversified technology companies in our business segments. We have grown through both organic expansion and acquisitions. Our broad sales and marketing efforts in the United States, Europe and Asia, through our direct sales force, independent sales representatives and a variety of other distribution channels, have largely driven this growth. Acquisitions have also accelerated this growth with our purchases of the ROB Group, an electronics manufacturing solutions company located in Germany (October 2013), Advanced Industrial Services Inc., an installer of high precision equipment located in York, Pennsylvania (December 2015), Periscope, GmbH, an electronics manufacturing firm located in northern Germany (June 2016), and, most recently, a 46% interest in Vicon Industries, Inc., a global producer of video management systems for use in security, surveillance, safety and communication applications (March 2018).

For the fiscal years ended September 30, 2017 and 2016, we had total revenues of $120.6 million and $93.7 million, respectively, and net income of $4.4 million and $5.0 million, respectively. For the nine months ended June 30, 2018 and 2017, we had total revenues of $72.0 million and $87.7 million, respectively, and net income (loss) of $(1.4 million) and $3.0 million, respectively, and we had total assets of $68.7 million at June 30, 2018.

We were incorporated in Delaware in April 1998. Our principal executive offices are located at 19 Engineers Lane, Farmingdale, New York 11735, and our telephone number is (631) 756-9116. We maintain a website at www.cemtrex.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus.

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The Offering

Common stock offered by selling stockholder	1,012,625 shares

Common stock outstanding (as of August 31, 2018)	12,893,889 shares

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering.

Nasdaq Capital Market symbol	CETX

RISK FACTORS

Investing in our common stock involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as amended, and revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which are on file with the SEC and are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus, as well as other information we include or incorporate by reference in this prospectus. See “Risk Factors.” You should read these factors and other cautionary statements made in this prospectus, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus, and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements made by us, except as required by U.S. federal securities laws.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholder. The selling stockholder will pay all underwriting discounts, selling commissions and expenses incurred by it for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in connection with the sale of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

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DESCRIPTION OF TRANSACTION

Issuance of Cemtrex Common Stock in Exchange for Vicon Industries Shares

On March 23, 2018, in a private resale transaction, we purchased 7,284,824 shares of common stock and a warrant to purchase an additional 1,500,000 shares of common stock of Vicon Industries, Inc., a global producer of video management systems for use in security, surveillance, safety and communication applications, from former Vicon Industries shareholder NIL Funding Corporation, pursuant to the terms of a Securities Purchase Agreement. Our purchase of the Vicon Industries common stock and warrant resulted in our beneficial ownership of approximately 46% of the outstanding shares of common stock of Vicon Industries.

We purchased the shares of common stock and warrant of Vicon Industries in exchange for 1,012,625 shares of our common stock. These shares are covered by this prospectus. The number of shares was calculated based on the volume weighted average price of our common stock during the five consecutive trading days ending on the fifth trading day immediately preceding the date of the Securities Purchase Agreement, which equaled $2.8776 per share.

We issued the shares of our common stock in the transaction pursuant to the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933. The shares offered in the transaction have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Under the Securities Purchase Agreement, we agreed to file this registration statement with the Securities and Exchange Commission and to use our commercially reasonable efforts to cause such registration statement to become effective with respect to the resale of our common stock.

The foregoing summary of the Securities Purchase Agreement is qualified in its entirety by reference to the full text of that document that is included as an exhibit to our current report on Form 8-K filed with the SEC on March 26, 2018.

SELLING STOCKHOLDER

This prospectus relates to the resale from time to time of up to 1,012,625 shares of our common stock by the selling stockholder.

The following table, based upon information currently known by us, sets forth as of September 19 , 2018: (i) the number of shares held of record or beneficially by the selling stockholder as of such date (as determined below) and (ii) the number of shares that may be offered under this prospectus by the selling stockholder. Beneficial ownership includes shares of common stock plus any securities held by the holder exercisable for or convertible into shares of common stock within 60 days after September 19 , 2018, in accordance with Rule 13d-3(d)(1) under the Exchange Act. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholder named below.

The selling stockholder has not held any position or office, or has otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as described in “Description of Transactions” above and “ Material Relationships between Cemtrex and Selling Stockholder” below . To our knowledge, the selling stockholder has sole voting and investment power with respect to its shares of common stock.

Percentage of beneficial ownership in the table below is based on 12,893,889 shares of our common stock outstanding. The selling stockholder is not a broker-dealer regulated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), nor is it affiliated with such a broker-dealer. The selling stockholder acquired its shares in the ordinary course of such selling stockholder’s business and, at the time of the acquisition of the shares to be resold pursuant to this prospectus, the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute them.

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Name of Selling Stockholder	Common Stock Beneficially Owned Prior to the Offering	Common Stock Offered Pursuant to this Prospectus	Common Stock Owned Upon Completion of this Offering (1)	Percentage of Common Stock Owned Upon Completion of this Offering
NIL Funding Corporation (2) 4838 Jenkins Avenue North Charleston, South Carolina 29405	1,012,625	1,012,625	0	—

(1)	We do not know when or in what amounts the selling stockholder may offer shares for sale. The selling stockholder may not sell any or all of the shares offered by this prospectus. Because the selling stockholder may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholder.

(2)	Anita G. Zucker, as Trustee of the Article 6 Marital Trust under the First Amended and Restated Jerry Zucker Revocable Trust dated April 2, 2007 (the “Trust”), has sole voting and investment power with respect to the shares of our common stock shown in the table above to be beneficially owned by NIL Funding Corporation, which is a subsidiary of the Trust.

Material Relationships between Cemtrex and Selling Stockholder

On March 4, 2016, Vicon Industries, a 46%-owned subsidiary of our company, entered into a Credit Agreement with NIL Funding Corporation to provide a $3.0 million revolving line of credit for working capital purposes, which was subsequently amended and restated. On August 18, 2016, Vicon Industries entered into an Amended and Restated Credit Agreement with NIL Funding Corporation which increased the $3.0 million revolving line of credit to $6.0 million. On April 20, 2017, Vicon Industries entered into a Second Amended and Restated Credit Agreement effectively providing Vicon Industries with $2.0 million of additional borrowing availability. In connection with the Second Amended Agreement, Vicon Industries issued NIL Funding Corporation a three-year warrant to purchase 1,500,000 shares of Vicon Industries common stock at a price of $0.40 per share. On July 27, 2017, Vicon Industries entered into an Investment Agreement with NIL Funding, under which NIL Funding Corporation agreed to backstop Vicon Industries’ rights offering and purchase up to $3.0 million of Vicon Industries common stock, subject to the terms and conditions of the Investment Agreement. Pursuant to the Investment Agreement, following the closing of the rights offering, NIL Funding Corporation purchased 7,500,000 shares of Vicon Industries common stock for an aggregate purchase price of $3.0 million. As indicated above, on March 23, 2018, we purchased the Vicon Industries common stock and warrant from NIL Funding Corporation.

On March 23, 2018, Julian A. Tiedemann resigned as the Chairman of the Board of Vicon Industries. Mr. Tiedemann is the Executive Vice President and Chief Operating Officer of The InterTech Group, Inc., an affiliate of NIL Funding Corporation.

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PLAN OF DISTRIBUTION

The selling stockholder, and any pledgee, donee, transferee or other successor in interest, may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices, and may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	one or more underwritten offerings on a firm commitment or best efforts basis;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions or discounts may be less than or in excess of those customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include any pledgee, transferee or other successor in interest as a selling stockholder under this prospectus.

The selling stockholder may also transfer the shares of common stock in other circumstances, in which case any donee, transferee, pledgee or other successor in interest will be the selling beneficial owner for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of supplementing or amending the list of selling stockholders to include any donee, pledgee, transferee or other successor in interest as a selling stockholder under this prospectus.

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Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The selling stockholder and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all legal, accounting, registration, printing and related fees and expenses incident to the registration of the shares of common stock being registered. We have agreed to indemnify the selling stockholder against all losses, claims, damages and liabilities, including liabilities under the Securities Act, in connection with any misrepresentation made by us in this prospectus.

The selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the selling stockholder. If we are notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of our common stock to engage in market-making activities with respect to the shares of our common stock. All of the foregoing may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.

There can be no assurance that the selling stockholder will sell any or all of the shares of our common stock registered pursuant to the registration statement, of which this prospectus forms a part.

LEGAL MATTERS

Olshan Frome Wolosky LLP has opined as to the legality of the shares of common stock being offered by this registration statement.

EXPERTS

The consolidated financial statements of Cemtrex, Inc. for the fiscal years ended September 30, 2017 and 2016 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Bharat Parikh & Associates, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

The consolidated financial statements of Vicon Industries, Inc. as of September 30, 2017 and 2016 and for each of the two years in the period ended September 30, 2017 incorporated by reference in this registration statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You should call 1-800-SEC-0330 for more information on the operation of the public reference room. Our SEC filings are also available to you on the SEC’s Internet site at http://www.sec.gov. The SEC’s Internet site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

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This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

Our Internet address is www.cemtrex.com. The information on our Internet website is not incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

●	Annual Report on Form 10-K for the fiscal year ended September 30, 2017 filed on December 13, 2017, as amended by Amendment No. 1 filed on January 29, 2018 and Amendment No. 2 filed on September 7, 2018;

●	Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended September 30, 2016 filed on September 7, 2018;

●	Current Reports on Form 8-K, but only to the extent that the information set forth therein is “filed” rather than “furnished” under the SEC’s rules, filed on October 23, 2017, November 8, 2017, February 9, 2018, February 27, 2018, March 27, 2018, April 4, 2018, August 22, 2018 and September 21, 2018, and Form 8-K/A filed on November 24, 2017 (Amendment No. 5 to Form 8-K filed on June 7, 2016), November 24, 2017 (Amendment No. 6 to Form 8-K filed on June 7, 2016), June 6, 2018 (Amendment No. 1 to Form 8-K filed on March 27, 2018), and June 8, 2018 (Amendment No. 2 to Form 8-K filed on March 27, 2018) ;

●	Definitive Proxy Statement on Schedule 14A filed on February 27, 2018;

●	the description of our common stock contained in our registration statement on Form 10/A filed with the SEC on November 25, 2008 (File No. 000-53238), and any amendment or report filed with the SEC for the purpose of updating the description;

●	the description of our series 1 preferred stock contained in our registration statement on Form 8-A filed with the SEC on February 16, 2017 (File No. 001-37464), and any amendment or report filed with the SEC for the purpose of updating the description; and

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on February 16, 2017 (File No. 001-37464), and any amendment or report filed with the SEC for the purpose of updating the description.

You may request a copy of these documents, which will be provided to you at no cost, by contacting:

Cemtrex, Inc.

19 Engineers Lane

Farmingdale, New York 11735

Attn: Investor Relations

Tel.: (631) 756-9116

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

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PART II

Information Not Required In Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Cemtrex (except any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in connection with the sale of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$356.78
Legal fees and expenses	10,000.00
Accounting fees and expenses	1,000.00
Miscellaneous	143.22
Total expenses	$11,500.00

Item 15. Indemnification of Directors and Officers

Our certificate of incorporation provides that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the company) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the company, or is or was serving at the request of the company as a director, officer, incorporator, employee or agent of another company, partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by the company to the full extent then permitted by law or to the extent that a court of competent jurisdiction shall deem proper or permissible under the circumstance, whichever is greater, against expenses (including attorneys’ fees), judgments, fines and amount paid in settlement incurred by such person in connection with such action, suit or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which pre-date the company’s adoption of the indemnification provisions in its certificate of incorporation. Furthermore, such right of indemnification will continue as to a person who has ceased to be a director, officer, incorporator, employee or agent and will inure to the benefit of the heirs and personal representatives of such person.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In addition, we have entered into indemnification agreements with each of our officers and directors under which we agree to indemnify each officer and director to the fullest extent now or hereafter permitted by applicable law (including, without limitation, the indemnification permitted by the General Corporation Law of Delaware) in the event that an officer or director was or is made or is threatened to be made a party to or a witness in any threatened, pending or completed action, suit, proceeding or appeal, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director and/or officer of ours or any of our subsidiaries, both as to action in such person’s official capacity and as to action in another capacity while holding such directorship or office, where such person acts or acted in that capacity at our request, against all reasonable expenses (including attorneys’ fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by officer of director in connection with such action, suit, proceeding or appeal.

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Item 16. Exhibits.

Exhibit Number	Description

2.1	Securities Purchase Agreement, dated March 23, 2018, between Cemtrex, Inc. and NIL Funding Corporation.(5)

3.1	Certificate of Incorporation of the company.(1)

3.2	By-Laws of the company.(1)

3.3	Certificate of Amendment of Certificate of Incorporation, dated September 29, 2006.(1)

3.4	Certificate of Amendment of Certificate of Incorporation, dated March 30, 2007.(1)

3.5	Certificate of Amendment of Certificate of Incorporation, dated May 16, 2007.(1)

3.6	Certificate of Amendment of Certificate of Incorporation, dated August 21, 2007.(1)

3.7	Certificate of Amendment of Certificate of Incorporation, dated April 3, 2015.(3)

3.8	Certificate of Designation of the Series A Preferred Shares, dated September 8, 2009.(2)

3.9	Certificate of Designation of the Series 1 Preferred Stock.(4)

5.1*	Opinion of Olshan Frome Wolosky LLP.

23.1*	Consent of Bharat Parikh & Associates, Independent Accountant.

23.2*	Consent of Olshan Frome Wolosky LLP (included in its opinion filed as Exhibit 5.1).

23.3*	Consent of BDO USA, LLP.

24.1	Power of Attorney ( previously included on signature page of the Registration Statement).

*	Filed herewith.

(1)	Incorporated by reference from Form 10-12G filed on May 22, 2008.
(2)	Incorporated by reference from Form 8-K filed on September 10, 2009.
(3)	Incorporated by reference from Form 8-K filed on August 22, 2016.
(4)	Incorporated by reference from Form 10-K filed on December 28, 2016.
(5)	Incorporated by reference from Form 8-K filed on March 26, 2018.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Farmingdale, New York, on September 25 , 2018.

CEMTREX, INC.

By:	/s/ Saagar Govil
Saagar Govil
Chairman of the Board, Chief Executive Officer, President and Secretary (principal executive officer)

By:	/s/ Renato Dela Rama
Renato Dela Rama
Vice President of Finance (principal financial and accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Chairman of the Board, Chief Executive
/s/ Saagar Govil	Officer, President, Secretary and Director	September 25 , 2018
Saagar Govil	(principal executive officer)

/s/ Renato Dela Rama	Vice President of Finance (principal	September 25 , 2018
Renato Dela Rama	financial and accounting officer)

/s/ Aron Govil	Executive Director	September 25 , 2018
Aron Govil

/s/ Metodi Filipov*	Director	September 25 , 2018
Metodi Filipov

/s/ Raju Panjwani*	Director	September 25 , 2018
Raju Panjwani

/s/ Sunny Patel*	Director	September 25 , 2018
Sunny Patel

*By:	/s/ Aron Govil
Aron Govil Attorney-in-Fact

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